EXHIBIT 99.3

UNITED NETWORK SERVICES, INC AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2014 AND 2013

EXHIBIT 99.3

UNITED NETWORK SERVICES, INC. AND SUBSIDIARIES

CONTENTS

Page
Consolidated Financial Statements
Consolidated Balance Sheet at September 30, 2014 and 2013	1 - 2
Consolidated Statement of Operations for the Nine Months Ended September 30, 2014 and 2013	3
Consolidated Statement of Changes in Stockholders’ Equity for the Nine Months Ended September 30, 2014 and 2013	4
Consolidated Statement of Cash Flows for the Nine Months Ended September 30, 2014 and 2013	5 - 6
Notes to Consolidated Financial Statements	7 - 18

EXHIBIT 99.3

UNITED NETWORK SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2014 AND 2013
(UNAUDITED)

ASSETS
	2014	2013
CURRENT ASSETS:
Cash and cash equivalents	$315,806	$821,434
Accounts receivable, net of allowance for doubtful accounts of $1,775,462 and $522,172 in 2014 and 2013, respectively	3,204,620	3,377,923
Deferred charges	1,281,923	964,583
Prepaid expenses and other current assets	1,131,364	982,554
Total Current Assets	5,933,713	6,146,494

PROPERTY AND EQUIPMENT, NET	11,408,857	14,001,773

NONCURRENT ASSETS:
Goodwill	9,114,776	11,287,002
Intangible assets, net	5,153,700	8,677,137
Deferred charges	786,361	676,040
Other assets	213,863	248,292
Total Non-current Assets	15,268,700	20,888,471

Total Assets	$32,611,270	$41,036,738

The accompanying notes are an integral part of these consolidated financial statements.

EXHIBIT 99.3

UNITED NETWORK SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2014 AND 2013
(UNAUDITED)

LIABILITIES AND STOCKHOLDERS' EQUITY
	2014	2013
CURRENT LIABILITIES:
Note payable - bank	$4,370,602	$4,350,000
Current maturities of subordinated debt	64,571	1,539,768
Current portion of obligations under capital leases	880,001	315,117
Accounts payable	9,137,685	8,944,253
Accrued expenses and other current liabilities	1,596,125	1,485,083
Deferred revenue	539,492	502,905
Total Current Liabilities	16,588,476	17,137,126

LONG-TERM LIABILITIES:
Long-term subordinated debt, less current maturities	18,102,513	14,249,008
Obligations under capital leases, less current portion	405,128	444,898
Deferred revenue	957,258	512,812
Total Long-term Liabilities	19,464,899	15,206,718

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock, $.01 par value, 30,000,000 shares authorized, 1,200,000 and 21,353,028 shares issued and outstanding at September 30, 2014 and 2013, respectively	12,000	213,531
Additional paid-in capital	30,756,054	28,014,959
Accumulated deficit	(34,210,159)	(19,535,596)
Total Stockholders' Equity	(3,442,105)	8,692,894

	$32,611,270	$41,036,738

The accompanying notes are an integral part of these consolidated financial statements.

EXHIBIT 99.3

UNITED NETWORK SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013
(UNAUDITED)

	2014	2013

REVENUE	$45,299,355	$34,391,995

OPERATING ACTIVITIES:
Cost of telecommunication services provided	30,825,893	23,664,111
Selling, general and administrative expenses	13,347,327	11,754,353
Depreciation and amortization	8,116,451	4,522,933
Total operating expenses	52,289,671	39,941,397

LOSS FROM OPERATIONS	(6,990,316)	(5,549,402)

OTHER EXPENSE:
Gain on sale of assets	554,547	—
Interest expense, net	2,225,092	1,023,322

LOSS BEFORE PROVISION FOR INCOME TAXES	(8,660,861)	(6,572,724)

PROVISION FOR INCOME TAXES	—	454,136

NET LOSS	$(8,660,861)	$(7,026,860)

EXHIBIT 99.3

The accompanying notes are an integral part of these consolidated financial statements.
UNITED NETWORK SERVIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013
(UNAUDITED)

	Preferred Stock	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total

BALANCE AT JANUARY 1, 2013	$—	$90,183	$14,566,517	$(12,508,736)	$2,147,964

ISSUANCE OF COMMON STOCK	—	26,087	2,632,582	—	2,658,669

ISSUANCE OF COMMON STOCK IN CONNECTION WITH ACQUISITION (NOTE 4)	—	96,291	10,753,907	—	10,850,198

ISSUANCE OF COMMON STOCK WARRANTS IN CONNECTION WITH ACQUISITION (NOTE 4)	—	—	61,944	—	61,944

PURCHASE OF COMMON STOCK	—	(10)	9	—	(1)

EXERCISE OF COMMON STOCK WARRANTS	—	980	—	—	980

NET LOSS	—	—	—	(7,026,860)	(7,026,860)

BALANCE AT SEPTEMBER 30, 2013	$—	$213,531	$28,014,959	$(19,535,596)	$8,692,894

BALANCE AT JANUARY 1, 2014	$1,400,000	$213,720	$27,983,050	$(25,549,298)	$4,047,472

CONVERSION OF PREFERRED STOCK TO COMMON STOCK (NOTE 12)	(1,400,000)	1,400,000	—	—	—

RECAPITALIZATION OF EQUITY (NOTE 12)	—	(1,613,720)	1,613,720	—	—

ISSUANCE OF COMMON STOCK ACQUISITION (NOTE 12)	—	12,000	1,159,284	—	1,171,284

NET LOSS	—	—	—	(8,660,861)	(8,660,861)

BALANCE AT SEPTEMBER 30, 2014	$—	$12,000	$30,756,054	$(34,210,159)	$(3,442,105)

The accompanying notes are an integral part of these consolidated financial statements.

EXHIBIT 99.3

UNITED NETWORK SERVICES, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013
(UNAUDITED)

	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,660,861)	$(7,026,860)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt	264,196	134,230
Depreciation and amortization of property and equipment	5,685,962	2,846,395
Amortization of intangible assets	2,430,489	1,676,538
Gain on sale of assets	(554,547)	—
Accrued interest on subordinated debt	1,846,682	859,192
Increase in deferred tax valuation allowance	—	427,938
Changes in Assets (Increase) Decrease:
Accounts receivable	234,739	3,392,160
Deferred charges	(233,855)	239,834
Prepaid expenses and other current assets	(173,737)	(509,231)
Other assets	(28,668)	(170,185)
Changes in Liabilities Increase (Decrease):
Accounts payable	(172,869)	(1,818,079)
Accrued expenses and other current liabilities	(783,498)	(1,021,525)
Deferred revenue	525,395	(2,026,010)
NET CASH USED IN OPERATING ACTIVITIES	379,428	(2,995,603)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash and cash equivalents acquired in business acquisition	—	464,611
Purchases of property and equipment	(2,294,378)	(1,520,852)
Proceeds from sale of assets	950,000	—
NET CASH USED IN INVESTING ACTIVITIES	(1,344,378)	(1,056,241)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from note payable - bank	20,602	2,250,000
Principal payments of subordinated debt	(44,022)	(98,797)
Principal payments of obligations under capital leases	(476,156)	(113,811)
Proceeds from issuance of common stock, net of repurchases	1,171,284	2,658,668
Proceeds from exercise of common stock warrants	—	980
NET CASH PROVIDED BY FINANCING ACTIVITIES	671,708	4,697,040

NET INCREASE IN CASH AND CASH EQUIVALENTS	(293,242)	645,196

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	609,048	176,238

CASH AND CASH EQUIVALENTS, END OF YEAR	$315,806	$821,434

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$378,410	$164,130
The accompanying notes are an integral part of these consolidated financial statements.

EXHIBIT 99.3

UNITED NETWORK SERVICES, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2013
(UNAUDITED)

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
AND FINANCING ACTIVITIES:	2014	2013

Common stock issued as consideration in connection with business acquisition	$—	$10,912,142
Subordinated debt assumed as consideration in connection with business acquisition	$—	$14,751,970
Fair value of non-cash assets acquired	$—	$35,552,904
Fair value of liabilities assumed	$—	$10,353,403
Conversion of preferred stock to common stock	$1,400,000	$—
Property and equipment acquired through long-term financing	$755,778	$522,842

The accompanying notes are an integral part of these consolidated financial statements.

EXHIBIT 99.3

UNITED NETWORK SERVICES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2014 AND 2013
(UNAUDITED)

Note 1 -	Nature of Operations and Principles of Consolidation

Principles of Consolidation
American Broadband, Inc. (dba “United Network Services, Inc.”), a Delaware corporation, and its wholly owned subsidiaries are collectively referred to as the (“Company”). The Company was founded in 2001 as a single source provider of ubiquitous networks for broadband and Ethernet service to multi-location clients of all sizes.

The consolidated financial statements include the accounts of United Network Services, Inc. and its three wholly owned subsidiaries, Trinity Networks, LLC (“Trinity Networks”), Sparkplug, Inc. (“Sparkplug”), and Airband Communications, Inc. (“Airband”). All intercompany account balances and transactions have been eliminated in the consolidated financial statements.

Business Activity
The Company is a national provider of internet connectivity and managed services for voice and data networks. The Company provides a managed solution by combining managed network services, managed connectivity and professional services to give enterprises a cost-efficient, end-to-end managed solution for their network. It custom designs, monitors, and manages networks for information technology organizations of small and mid-size enterprises. The Company’s extensive solutions include multiprotocol label switching (“MPLS”), Ethernet, dedicated internet access (“DIA”), broadband, same IP failover, managed local-area network (“LAN”), managed firewall, voice-over-IP (“VoIP”), and hosted monitoring. The Company services organizations in numerous industries with multiple, diverse geographic locations.

On February 10, 2012, the Company executed a stock purchase agreement with IPNetZone Communications Inc. (“IPNZ”) and IPNZ’s stockholders. In connection with this agreement, the Company also purchased all of the stock of BendLogic, Inc. (“BL”), which was a wholly owned subsidiary of IPNZ. The transaction qualified as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986. The effective date of the agreement was January 31, 2012, which was also the acquisition date, as this was the date that the Company effectively assumed control of IPNZ. The acquired assets and liabilities of IPNZ were recorded at their fair value as of the acquisition date and the results of operations for IPNZ from the acquisition date are included with the Company’s operations for the nine months ended September 30, 2013 and 2014. The acquired companies merged into United Network Services, Inc.

On May 14, 2013, the Company executed a stock purchase agreement with Airband and Airband’s stockholders (see Note 4). The transaction qualified as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986. The effective date of the agreement was May 14, 2013 which was also the acquisition date, as this was the date that the Company effectively assumed control of Airband. The acquired assets and liabilities of Airband were recorded at their fair value as of the acquisition date and the results of operations for Airband from the acquisition date are included with the Company’s operations for the nine months ended September 30, 2013 and 2014. The acquired company merged into United Network Services, Inc.

Note 2 -	Summary of Significant Accounting Policies

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

EXHIBIT 99.3

Fair Value of Financial Instruments
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  To increase the comparability of fair value measurements, a three-tier fair value hierarchy, which prioritizes the inputs used in the valuation methodologies, is as follows:

Level 1 - Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2 - Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3 - Valuations based on unobservable inputs reflecting the Company’s own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

At September 30, 2014 and 2013, the fair value of the Company’s financial instruments including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, approximated book value due to the short maturity of these instruments.

At September 30, 2014 and 2013, the Company does not have assets or liabilities required to be measured at fair value in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements.

Revenue Recognition
The Company’s principal source of revenues is long-term contracts for broadband aggregation and private network services to enterprise and institutional customers throughout the United States and end-to-end turnkey solutions for wireless operators for cell site turn up and full connectivity to the mobile telephone switching office. Certain of the Company’s current revenue activities have features that may be considered multiple elements. The Company believes that there is insufficient evidence to determine each element’s fair value and as a result, in those arrangements where there are multiple elements, revenue is recorded ratably over the term of the arrangement.

Taxes collected from customers and remitted to governmental authorities are presented in the accompanying consolidated financial statements on a net basis.

Network Services and Support
The Company’s services are provided pursuant to contracts that typically provide for payments of recurring charges on a monthly basis for use of the services over a committed term. Each service contract has a fixed monthly cost and a fixed term, in addition to a fixed installation charge (if applicable). At the end of the initial term of most service contracts, the contracts roll forward on a month-to-month or other periodic basis and continue to bill at the same fixed recurring rate. If any cancellation or termination charges become due from the customer as a result of early cancellation or termination of a service contract, those amounts are calculated pursuant to a formula specified in each contract. Recurring costs relating to supply contracts are recognized ratably over the term of the contract.

Non-recurring Fees and Deferred Revenue
Non-recurring fees for data connectivity typically take the form of one-time, non-refundable provisioning fees established pursuant to service contracts. The amount of the provisioning fee included in each contract is generally determined by marking up or passing through the corresponding charge from the Company’s supplier, imposed pursuant to the Company’s purchase agreement. Non-recurring revenue earned for providing provisioning services in connection with the delivery of recurring communications services is recognized ratably over the contractual term of the recurring service starting upon commencement of the service contract term. Fees recorded or billed from these provisioning services are initially recorded as deferred revenue then recognized ratably over the contractual term of the recurring service. Installation costs related to provisioning incurred by the Company from independent third party suppliers, directly attributable and necessary to fulfill a particular service contract, and which costs would not have been incurred but for the occurrence of that service contract, are recorded as deferred contract costs and expensed proportionally over the contractual term of service in the same manner as the deferred revenue arising from that contract. Deferred costs do not exceed deferred upfront fees. Based on operating activity, the Company believes the initial contractual term is the best estimate of the period of earnings.

EXHIBIT 99.3

Other Revenue
From time to time, the Company recognizes revenue in the form of fixed or determinable cancellation (pre-installation) or termination (post-installation) charges imposed pursuant to the service contract. This revenue is earned when a customer cancels or terminates a service agreement prior to the end of its committed term. This revenue is recognized when billed if collectability is reasonably assured.

Accounts Receivable
The Company's accounts receivable are recorded at amounts billed to customers and presented on the balance sheet net of the allowance for doubtful accounts. The allowance is determined by a variety of factors, including the aged receivables, current economic conditions, historical losses and other information management obtains regarding the financial condition of customers. Receivables are charged off when they are deemed uncollectible. The Company does not accrue interest on past due receivables.

Property and Equipment
Property and equipment is stated at cost. The costs of additions and betterments are capitalized and expenditures for repairs and maintenance are expensed in the year incurred. When items of property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

Depreciation of property and equipment is provided utilizing the straight-line method over the estimated useful lives of the respective assets as follows:

Telecommunications equipment	3 to 7 years
Computer equipment and software	3 to 5 years
Fiber optic network	3 to 15 years
Furniture and fixtures	3 to 10 years
Vehicles	5 years

Leasehold improvements are amortized over the shorter of the remaining term of the lease or the useful life of the improvement utilizing the straight-line method.

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable in accordance with FASB ASC Subtopic 360-10-35, Impairment or Disposal of Long-Lived Assets. Recoverability of long-lived assets is measured by comparing the carrying amount of the asset or asset group to the undiscounted cash flows that the asset or asset group is expected to generate. If the undiscounted cash flows of such assets are less than the carrying amount, the impairment to be recognized is measured by the amount by which the carrying amount, if any, exceeds its fair value. At September 30, 2014 and 2013, the Company determined that there is no impairment of property and equipment.

Goodwill
Goodwill is tested for impairment at least on an annual basis or more frequently if events or changes in circumstances indicate that the asset might be impaired in accordance with FASB ASC Topic 350, Intangibles - Goodwill and Other (“ASC 350”). The Company compares each reporting unit’s fair value, by considering comparable company market valuations and estimating expected future discounted cash flows to be generated by the reporting unit, to its carrying value. If the carrying value exceeds the reporting unit’s fair value, the Company performs an additional fair value measurement calculation to determine the impairment loss. The amount of impairment is determined by comparing the implied fair value of the reporting unit’s goodwill to the carrying value of the goodwill.

During the fourth quarter of 2013, the Company recorded a goodwill impairment charge of approximately $2.2 million as a result of the impairment test performed during the fourth quarter of 2013 (see Note 7, “Goodwill and Intangibles, Net”).

Intangible Assets
Definite-lived intangible assets are amortized utilizing the straight-line method over their estimated useful lives as follows:

EXHIBIT 99.3

Customer lists	3 to 5 years
Trademarks	6 months
FCC Licenses	3 to 5 years

The Company reviews the carrying value of definite-lived intangibles and other long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of long-lived assets is measured by comparing the carrying amount of the asset or asset group to the undiscounted cash flows that the asset or asset group is expected to generate. If the undiscounted cash flows of such assets are less than the carrying amount, the impairment to be recognized is measured by the amount by which the carrying amount, if any, exceeds its fair value.

During the fourth quarter of 2013, the Company recorded an intangible assets impairment charge of approximately $76,000 as a result of the impairment test performed during the fourth quarter of 2013 (see Note 7, “Goodwill and Intangibles, Net”).

Employee Benefit Plans
The Company has established a defined contribution plan qualified under Section 401(k) of the Internal Revenue Code. The 401(k) plan covers employees who have reached age 21 and completed one-half year of service. The Company can make profit sharing contributions at its discretion. Additional safe harbor contributions can be required by the Company to meet certain nondiscrimination requirements. Company profit sharing contributions are generally allocable among eligible participants in the proportion of their compensation to the compensation of all participants, subject to restrictions imposed by the Internal Revenue Code. Participants’ rights to the Company’s profit sharing contributions vest at the rate of 20% per year starting with the second year of vesting service. In addition, the Company maintained Airband’s defined contribution plan, consisting of a 401(k) retirement savings plan, which covered substantially all eligible Airband employees. The Company has the option of making discretionary matching contributions to plan participants’ accounts. Expense under the plans were $70,449 and $102,096 at September 2014 and 2013, respectively.

Income Taxes
Income tax expense includes income taxes currently payable and deferred taxes arising from temporary differences between income for financial reporting and income tax purposes. Deferred tax assets and liabilities are determined based on the difference between the financial statement balances and the tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the year that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Applicable accounting literature requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not that the position would be sustained upon examination by taxing authorities. A recognized tax position is then measured at the largest amount of benefit that is greater than a 50% likelihood of being realized upon ultimate settlement. Accounting provisions also require that a change in judgment that results in subsequent recognition, derecognition, or change in a measurement of a tax position taken in a prior annual period (including any related interest and penalties) be recognized as a discrete item in the period in which the change occurs. The Company regularly evaluates the likelihood of recognizing the benefit from income tax positions taken by considering all relevant facts, circumstances, and information available.

New Accounting Pronouncements
In January 2014, the FASB issued ASU No. 2014-02, Intangibles-Goodwill and Other (Topic 350): Accounting for Goodwill. This ASU allows nonpublic companies to elect a new accounting alternative within U.S. GAAP wherein goodwill is amortized on a straight-line basis over 10 years, or less than 10 years if the company demonstrates that another useful life is more appropriate. For companies making the election, the ASU requires a more simple impairment test than is required for companies not making the election. In the simplified impairment test, goodwill must be tested for impairment when a triggering event occurs that indicates that the fair value of an entity or a reporting unit, if applicable, may be below its carrying amount, with impairment recorded for any excess of the carrying amount over fair value. For companies not making the election, U.S. GAAP requires an annual impairment test in addition to whenever a triggering event occurs, and also requires a more complex calculation of impairment that requires companies to calculate the implied fair value of the reporting unit’s goodwill.

EXHIBIT 99.3

If elected, the accounting alternative in ASU 2014-02 should be applied prospectively to goodwill existing as of the beginning of the period of adoption and new goodwill recognized in fiscal years beginning after December 15, 2014, and for interim periods in fiscal years beginning after December 15, 2015. Early application is permitted. The Company does not expect the new guidance to have an impact on its consolidated financial statements.

In July 2013, the FASB issued ASU No. 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. This ASU clarifies that an unrecognized tax benefit should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward and not as a liability except in certain limited circumstances.

The amendments in ASU 2013-11 are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. For nonpublic entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2014. Early adoption is permitted. The Company does not expect the new guidance to have an impact on its consolidated financial statements.

Note 3 -	Concentration of Credit Risk
The Company maintains cash balances in several financial institutions, which are insured by the Federal Deposit Insurance Corporation (“FDIC”) for up to $250,000 per institution. From time to time, the Company’s balances may exceed these limits.

For the nine months ended September 30, 2014 and 2013, one customer accounted for approximately 11% and 14% of net sales and 15% and 18% of accounts receivable, respectively.

Note 4 -	Acquisition
Airband was a privately-held company headquartered in Carrollton, Texas which owned and operated its own fixed wireless and VoIP network. In accordance with the terms of the stock purchase agreement, the Company acquired 100% of the stock of Airband for the following consideration: (i) 9,629,129 shares of common stock, (ii) warrants to purchase 54,973 shares of common stock and (iii) assumption of $14,751,970 of debt (see Note 9, “Subordinated Debt”).

Management estimated that the price of the Airband acquisition was $25,664,112. This represents 9,629,129 shares of the Company’s common stock and 54,973 warrants to purchase the Company’s common stock at a value of $1.12681 per share and the assumption of debt.

The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of the acquisition of Airband:

Cash and cash equivalents	$464,611
Accounts receivable	2,966,917
Other current assets	412,689
Property and equipment	13,148,522
Intangible assets	9,910,000
Goodwill	9,114,776
Total assets acquired	36,017,515
Accounts payable	6,561,256
Capital lease obligations	130,022
Other liabilities	3,662,125
Total liabilities assumed	10,353,403

Net assets acquired	$25,664,112

The Company allocated the fair value of the consideration transferred to identifiable assets acquired and liabilities assumed based on their fair values on the date of acquisition. The Company recognized $9,114,776 of goodwill related to the acquisition which represents the excess of the purchase price over the estimated fair values of the identifiable net assets. The goodwill relates principally to the expected revenue and cost synergies that the Company expects to

EXHIBIT 99.3

realize from the acquisition. Since the acquisition is intended to be a non-taxable exchange, none of the goodwill will be tax deductible for income tax purposes.

Note 5 -	Sale of Assets
In March 2014, the Company sold its fixed wireless assets and associated customer base located in Las Vegas, Nevada for approximately $950,00. The sales resulted in a gain of approximately $555,000, which is recorded in other income in the accompanying consolidated statement of operations for the nine months ended September 30, 2014.

Note 6 -	Property and Equipment
Property and equipment, net is summarized as follows:

	2014	2013

Telecommunications equipment	$19,223,126	$15,140,553
Computer equipment and software	4,368,656	3,978,087
Fiber optic network	825,052	825,052
Furniture and fixtures	789,486	729,728
Vehicles	300,718	300,718
Leasehold improvements	155,548	158,416
	25,662,586	21,132,554
Less Accumulated depreciation and amortization	14,253,729	7,130,781
	$11,408,857	$14,001,773

Depreciation and amortization expense related to property and equipment amounted to approximately $5,686,000 and $2,846,000 for the nine months ended September 30, 2014 and 2013, respectively.

Note 7 -	Goodwill and Intangibles, Net

Goodwill
The following table sets summarizes the details of the Company’s goodwill balance, by reporting unit, at September 30, 2014 and 2013:

	IPNZ	Airband	Total
Balance at January 1, 2013	$2,172,226	$—	$2,172,226
ADD: Acquisition of goodwill	—	9,114,776	9,114,776
Balance at September 30, 2013	$2,172,226	$9,114,776	$11,287,002

Balance at January 1, 2014	$—	$9,114,776	$9,114,776
Balance at September 30, 2014	$—	$9,114,776	$9,114,776

Goodwill represents the excess of costs over the fair value of assets acquired in conjunction with the acquisitions of IPNZ and Airband. The Company accounts for goodwill according to the provisions of FASB ASC Topic 350, which requires that goodwill and other indefinite-lived intangible assets not be amortized, but instead tested for impairment at least annually by applying a fair value based test, and more frequently if events and circumstances indicate that the asset might be impaired.

During December of 2013, the Company concluded that it was required to record a material impairment charge for goodwill and intangible assets related to the IPNZ reporting unit. Factors that the Company considered in the recognition of impairment included (i) the decline in revenues from IPNZ’s customer base, and (ii) negative EBITDA and negative cash flows attributed to the IPNZ reporting unit. The Company utilized FASB ASC Topic 350 guidance to test the

EXHIBIT 99.3

goodwill and intangible assets for realizability and determined that the lowest level of its cash flow generation was its reporting units. During Step 1 of the impairment analysis, the Company compared the discounted cash flows attributable to the IPNZ reporting unit over the projection period of five years based upon the annual revenues and related cost of revenues from the reporting unit’s top ten customers. The sum of the discounted cash flows was less than the carrying value of the net assets for the reporting unit. This indicated that the Company failed Step 1 and was required to complete Step 2 under ASC 350 guidance that would quantify the impairment amount. During Step 2, the Company fair valued the assets using three generally accepted approaches: the cost, income and market approaches. As a result of the Step 2 analysis, the Company recorded a goodwill impairment charge of $2,172,226 million noncash write-down included in operating expenses at December 31, 2013. The Company’s annual assessment of the Airband reporting unit at December 31, 2013 indicated no impairment of goodwill.

Intangible assets, net

Intangible assets remaining as of September 30, 2014 and 2013, net consist of the following:

		2014	2013
	Useful Life
Customer relationships, net of accumulated amortization of $1,638,758 and $3,495,475, respectively	3 years	$4,076,524	$6,891,284
Trademarks, net of accumulated amortization of $242,581 and $320,000 respectively	6 months	—	77,419
FCC Licenses, net of accumulated amortization of $420,114	3 years	1,077,176	1,708,434
		$5,153,700	$8,677,137

Amortization expense related to intangible assets for the nine months ended September 30, 2014 and 2013 was approximately $2,430,000 and $1,677,000, respectively.

Estimated future amortization expense of intangible assets is as follows:

Nine Months Ending September 30:
2015	$3,176,861
2016	1,974,553
2017	2,286
$5,153,700

As described above, in conjunction with the December 2013 impairment analysis, the Company applied the excess earnings method, a form of the income approach, to estimate the value of the customer based intangible assets. Based on the analysis, the Company concluded that the intangible assets had no value and accordingly an impairment charge of $76,224 was recorded in operating expenses at December 31, 2013. Prior to the impairment charges, the intangible assets, which consisted of customer relationships, had a definite life and were amortized over the periods expected to be benefited from the customer relationships.

Note 8 -	Note payable - bank
The Company entered into a line of credit agreement on August 15, 2007. The agreement provided for maximum borrowings of the lesser of $2,100,000 or the borrowing base, representing 80% of eligible receivables. Borrowings on the line of credit were bearing interest at the prime rate (3.25%) plus 1.50%, payable monthly. This debt, which had been due on demand, was paid off in May 2013.

The Company entered into a new credit facility on May 14, 2013. The new line of credit provides for borrowings of the lesser of $4,500,000 or two times the amount of the Company’s recurring revenue (as defined) for the most recent month. Borrowings bear interest at the prime rate (3.25%) plus 2.25% subject to a floor of 5.50%. The line of credit matures on May 14, 2015. At September 30, 2014 and 2013, $4,370,602 and $4,350,000, respectively, were outstanding under the credit facility, and $150,000 was collateral related to a bank credit card. Substantially all of the Company’s assets other than assets under capital lease obligations collateralize the line of credit. Among other things, the line of

EXHIBIT 99.3

credit requires the Company to maintain a customer churn rate (as defined) below specified levels and to achieve specified levels of EBITDA (as defined) and limits capital expenditures. The credit agreement limits the incurrence of additional indebtedness and liens and generally limits payments of dividends. The Company was not in compliance with the EBITDA covenant as of September 30, 2014 and 2013. This debt was paid off in October 2014 (see Note 14, “Subsequent Events”).

Note 9 -	Subordinated and Related Party Debt
In 2008, the Company borrowed $999,980 from existing stockholders and affiliates and members of management under subordinated debt agreements. These related party borrowings are subordinate to any and all borrowings under agreements with Square 1 Bank as described in Note 8. The interest rate on the subordinated debt is 15.0% per annum. Interest-only payments were due quarterly through June 30, 2013, at which time the principal was due and payable. At September 30, 2014 and 2013, no principal remains outstanding under these agreements.

The Company issued subordinated notes to stockholders and affiliates and members of management in the amount of $528,256 during 2011 in lieu of payment of cash dividends on the Series A Preferred Stock. These related party borrowings are subordinate to borrowings under agreements with Square 1 Bank as described in Note 8. The interest rate on these borrowings is 15.0% per annum. Interest-only payments are due quarterly through the maturity date of the notes at various dates between 2013 and 2016 for the notes discussed above and notes issued under comparable arrangements during 2008, 2009, and 2010 for similar purposes. At September 30, 2014 and 2013, $117,317 and $177,614 remains outstanding under these agreements, respectively.

The Company entered into a note and warrant purchase agreement dated May 14, 2013 to refinance certain of Airband’s existing debt obligations. As a result, the Company entered into second lien secured notes in the aggregate principal amount of $14,751,970 and issued warrants to purchase 500,000 shares of the Company’s common stock at a price of $1.12 per share. These secured notes are collateralized by all assets of the borrower.

The second lien secured notes bear interest payable quarterly at 13% per annum or, at the Company’s option, at a 15% payment-in-kind rate, compounded quarterly. If interest is paid at the 13% rate, 12% will be payable in cash and 1% will be payable in kind via the issuance of additional notes. The Company elected the 15% payment-in-kind option.

At September 30, 2013, payments of principal equaled 5% of the aggregate original note amounts due quarterly starting June 30, 2014 to March 31, 2016 and the final maturity of the notes is May 14, 2016. The note and warrant purchase agreement requires the Company to maintain a leverage ratio below specified levels and limits new debt, liens, dividends and stock repurchases. At September 30, 2013, $15,611,162 in principal, including payment-in-kind interest, remained outstanding under these second lien secured notes.

During March 2014, the Company amended its note and warrant purchase agreement. As a result, the payment of the entire principal balance of the second lien secured notes are due at the maturity date of May 14, 2016. The note and warrant purchase agreement requires the Company to maintain a leverage ratio below specified levels and limits new debt, liens, dividends and stock repurchases. At September 30, 2014, $18,049,767 in principal, including payment-in-kind interest, remains outstanding under these second lien secured notes.

Aggregate maturities of subordinated debt at September 30, 2014 are as follows:

Nine Months Ending September 30:
2015	$64,571
2016	18,102,513
$18,167,084

All subordinated debt was paid off in October 2014 (see Note 14, “Subsequent Events”).

Note 10 -	Capital Lease Obligations
The Company’s property and equipment under capital leases, which is included in telecommunications equipment and vehicles, is summarized as follows:

EXHIBIT 99.3

	2014	2013

Telecommunications equipment	$1,678,751	$864,121
Vehicles	257,052	257,052
	1,935,803	1,121,173
Less Accumulated depreciation	761,438	207,812
	$1,174,365	$913,361

The capital leases require monthly payments, ranging from approximately $300 to $10,800, including effective interest at rates ranging from approximately 3% to 32% per annum through April 2018.

The following is a schedule of future minimum lease payments under capital leases, together with the present value of the minimum lease payments:

Nine Months Ending September 30:
2015	890,570
2016	370,602
2017	29,510
2018	12,499
Total minimum lease payments	1,303,181
Less: amounts representing interest	18,052
Present value of future minimum lease payments	1,285,129
Less: current portion	880,001
$405,128

Depreciation of assets held under capital leases is included in depreciation and amortization expense. All capital leases were paid off in October 2014 (see Note 14, “Subsequent Events”).

Note 11 -	Commitments and Contingencies

Claims
The Company is involved in various legal proceedings and litigation arising in the ordinary course of business.  The Company intends to vigorously dispute liability for the various claims.  It is too early to determine whether the outcome of such proceedings and litigation will have a material adverse effect on the Company’s consolidated financial statements.

Office Space and Operating Leases
The Company leases its various office facilities under noncancellable operating leases expiring through February 2018, requiring approximate future minimum rental payments as follows:

Nine Months Ending September 30:
2015	650,719
2016	531,000
2017	388,132
2018	109,212
$1,679,063

Rent expense charged to operations amounted to approximately $696,000 for the nine months ended September 30, 2014.

EXHIBIT 99.3

Supply Agreements
At September 30, 2014 and 2013, the Company has supplier purchase obligations associated with telecommunications services that the Company has contracted to purchase from its vendors. The Company’s contracts are generally such that the terms and conditions in the vendor and client customer contracts are substantially the same in terms of duration. The back-to-back nature of the Company’s contracts means that the largest component of its contractual obligations is generally mirrored by its customer’s commitment to purchase the services associated with those obligations.

Estimated annual commitments under supplier contractual agreements are as follows at September 30, 2014:

Nine Months Ending September 30:
2015	$15,810,657
2016	9,209,583
2017	4,921,627
2018	1,980,413
2019	902,295
Thereafter	194,339
$33,018,914

If a customer disconnects its service before the term ordered from the vendor expires, and if the Company were unable to find another customer for the capacity, the Company may be subject to an early termination liability. Under standard telecommunications industry practice (commonly referred to in the industry as “portability”), this early termination liability may be waived by the vendor if the Company were to order replacement service with the vendor of equal or greater value to the service cancelled. Additionally, the Company maintains some fixed network costs and from time to time, if it deems portions of the network are not economically beneficial, the Company may disconnect those portions and potentially incur early termination liabilities.

Note 12 -	Income Taxes
Deferred income taxes consisted of the following as of September 30, 2014 and 2013:

	2014	2013

Current deferred income tax asset	$1,194,565	$888,314
Current deferred income tax liability	(48,676)	(220,153)
Less valuation allowance	(1,145,889)	(668,161)
	—	—
Noncurrent deferred tax asset	16,515,562	14,122,271
Noncurrent deferred tax liability	(2,246,564)	(3,766,660)
Less: valuation allowance	(14,268,998)	(10,355,611)
	—	—
Total deferred income tax asset, net	$—	$—

The provision (benefit) for income taxes consisted of the following for the nine months ended September 30, 2014 and 2013:

	2014	2013
Current income tax expense	$—	$—
Deferred, excluding net operating loss carryforwards	(628,103)	(82,788)
Deferred, net operating loss carryforwards	(2,506,211)	(1,673,934)
Increase in valuation allowance	3,134,314	2,210,858
	$—	$454,136

EXHIBIT 99.3

Deferred taxes are recognized for temporary differences between the bases of assets and liabilities for financial statement and income tax purposes. At September 30, 2014 and 2013, the differences relate primarily to the use of accelerated depreciation methods for income tax purposes, the deferral and subsequent amortization of certain revenues and costs for financial reporting purposes, and the recognition of the expected future benefits of net operating loss (“NOL”) carryforwards. At September 30, 2014 and 2013, the differences also reflect the recognition of deferred income taxes on differences in the bases of assets other than goodwill and liabilities acquired from IPNZ and Airband (see Note 4).

The Company recorded a valuation allowance for deferred income tax assets of $15,414,887 and $11,023,772 at September 30, 2014 and 2013, respectively, as management estimates it is not likely that the Company will realize the benefit of these assets by generating taxable income to use the NOL carryforwards.

The Company’s provision for income taxes differs from applying the statutory U.S. federal tax rate to income before taxes. The primary differences relate to the provision for changes in the valuation allowance in 2014 of $3,134,314 and certain expenses that are not deductible for income tax purposes.

The Company has estimated NOL carryforwards for federal income tax purposes of $24,682,594 at September 30, 2014 that expire as follows:

Nine Months Ending September 30:
2026	$1,070,750
2027	1,343,347
2028	379,634
2029	485,683
2030	2,311,294
2031	—
2032	1,760,642
2033	807,274
2034	9,620,892
2035	6,903,078
$24,682,594

The Internal Revenue Code imposes an annual limitation on the use of NOL carryforwards following a change of ownership in a loss corporation of more than 50 percentage points by one or more five-percent stockholders within a three-year period.  A recapitalization during 2007 combined with previous changes in ownership of the Company triggered these limitations.  Further, the Airband acquisition during 2013 combined with previous changes in ownership of the Company triggered these limitations.  As a result, the annual utilization of the Company’s NOL carryforwards is limited to an amount equal to the estimated fair value of the Company’s stock immediately before the ownership changes multiplied by a Federal long-term tax-exempt rate.  At September 30, 2014, the Company had NOL carryforwards of $2,438,416 that were generated prior to 2007 and $15,341,100 that were generated prior to 2014.

Note 13 -	Stockholders’ Equity

Preferred Stock
In December 2013, the Company issued 1,120,000 shares of Series B Convertible Preferred Stock (“Series B”) in exchange for $1,400,000 from existing stockholders. The Series B shares shall rank senior to common stock and shall not be entitled to dividends. The Series B shares are subject to certain proportional adjustments for stock splits, stock dividends, recapitalizations, reorganizations and the like, subject to certain exceptions.

In the event of any liquidation event, either voluntary or involuntary, the holders of Series B shares shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock, an amount per share equal to the sum of $1.25 for each outstanding share of Series B share. Upon the completion of the liquidation preference, the remaining assets of the Company available for distribution to stockholders shall be distributed among the holders of Series B shares and common stock pro rata based on the number of shares of common stock held by each, with the shares of Series B being treated for this purpose as if they had been converted to shares

EXHIBIT 99.3

of common stock.

Each share of Series B is convertible, at the option of the holder, into common stock by dividing $1.25, by the applicable conversion price at the date of the conversion. The conversion price per share is the original issue price adjusted for any stock splits, stock dividends, recapitalizations, reorganizations and the like. The shares automatically convert upon the earlier of (i) a qualified public offering, as defined in the Company’s articles of incorporation, (ii) the merger of the Company with a publicly traded entity or (iii) upon vote of holders of at least 50% of the issued and outstanding shares of Preferred Stock.

The holders of shares of preferred stock have the right to one vote for each share of common stock into which such shares of preferred stock are convertible, and with respect to such vote, the preferred stockholders have full voting rights and powers equal to the voting rights and powers of the common stockholders.

In March 2014, all Series B preferred stock was converted into common stock; and all common stock was subject to a 4,000,000:1 reverse stock split. All fractional shares were then repurchased by the Company for a nominal amount (see Note 14, “Subsequent Events”).

Common Stock
In the nine months ended September 30, 2013, the Company issued 2,608,668 of common stock in exchange for $2,658,668. The Company also issued 9,629,129 shares of common stock and warrants to purchase 54,973 shares of common stock in conjunction with the Airband acquisition (see Note 4).

At any time after September 15, 2016, upon written request of holders of at least 25% of the outstanding shares of common stock, the Company shall seek consent from its common stockholders for redemption. If at least 50% of such stockholders consent to the redemption, the Company shall then offer to redeem all of the outstanding shares of common stock from any source of funds legally available for such redemption. The redemption price will be an amount equal to the fair market value of the common stock. As of September 30, 2013, the Company estimated the fair market value of the common stock to be zero.

In March 2014, all common stock was subject to a 4,000,000:1 reverse stock split. All fractional shares were then repurchased by the Company for a nominal amount. Subsequently, the Company issued 1,200,000 shares of common stock in exchange for $1,200,000. On October 1, 2014, in conjunction with an acquisition of the Company, all common stock was exchanged for cash and stock of the acquirer (see Note 14, “Subsequent Events”).

The Company had stock and warrant agreements that originated in 2012. However, as a result of the reverse stock split and the subsequent sale of the Company to GTT Communications, Inc. (“GTT”) (see Note 14, “Subsequent Events”), the Company deemed the fair value of the stock and warrant agreements to be worthless at September 30, 2014 and 2013 and accordingly, did not include the impact of these agreements in the September 30, 2014 and 2013 consolidated financial statements and the related notes.

Note 14 -	Subsequent Events
The Company has evaluated all events or transactions that occurred after September 30, 2014 through the date of these consolidated financial statements, which is the date that the consolidated financial statements were available to be issued.

On October 1, 2014, the Company was acquired by and merged into GTT. In conjunction with the acquisition, GTT assumed and repaid substantially all of the Company’s debt, including its line of credit (see Note 8, “Note payable- bank”), subordinated debt (see Note 9, “Subordinated Debt”) and capital lease obligations (see Note 10, “Capital Lease Obligations”). In addition, the Company’s stockholders received cash and GTT common stock in exchange for the Company’s outstanding shares at the date of the acquisition.